For Immediate Release

LPL Financial Announces Second Quarter 2024 Results

Key Financial Results
•Net Income was $244 million, translating to diluted earnings per share ("EPS") of $3.23, down 12% from a year ago
•Adjusted EPS* decreased 2% year-over-year to $3.88
◦Gross profit* increased 9% year-over-year to $1,079 million
◦Core G&A* increased 10% year-over-year to $371 million
◦Adjusted EBITDA* increased 2% year-over-year to $533 million

Key Business Results
•Total advisory and brokerage assets increased 21% year-over-year to $1.5 trillion
◦Advisory assets increased 25% year-over-year to $829 billion
◦Advisory assets as a percentage of total assets increased to 55.4%, up from 53.3% a year ago
•Total organic net new assets were $29 billion, representing 8% annualized growth
◦Organic net new advisory assets were $27 billion, representing 13% annualized growth
•Recruited assets(1) were $24 billion
◦Recruited assets over the trailing twelve months were $93 billion, up approximately 55% from a year ago
•Advisor count(2) was 23,462, up 578 sequentially and 1,520 year-over-year
•Total client cash balances were $44 billion, a decrease of $2 billion sequentially and $6 billion year-over-year
◦Client cash balances as a percentage of total assets were 2.9%, down from 3.2% in the prior quarter and 4.0% a year ago

Key Capital and Liquidity Results
•Corporate cash(3) was $684 million
•Leverage ratio(4) was 1.68x
•Dividends paid were $22.4 million

*See the Non-GAAP Financial Measures section and the endnotes to this release for further details about these non-GAAP financial measures

Key Updates
•Completed debt issuance: Issued $1 billion of senior unsecured notes, including $500 million of 5.700% notes due 2027 and $500 million of 6.000% notes due 2034. Net proceeds will be used for general corporate purposes, including financing the acquisition of Atria Wealth Solutions, Inc. ("Atria").
•Large OSJs: Announced a planned separation from two misaligned large OSJs on our platform that collectively have ~$20 billion of client assets, which began to off-board in July.
SAN DIEGO — July 25, 2024 — LPL Financial Holdings Inc. (Nasdaq: LPLA) (the “Company”) today announced results for its second quarter ended June 30, 2024, reporting net income of $244 million, or $3.23 per share. This compares with $286 million, or $3.65 per share, in the second quarter of 2023 and $289 million, or $3.83 per share, in the prior quarter.
"Over the past quarter, we remained focused on our mission of taking care of our advisors, so they can take care of their clients," said Dan Arnold, President and CEO. "This focus led to another quarter of solid business and financial results, reinforcing our momentum and the building appeal of our model. As we look ahead, we remain committed to delivering an industry-leading value proposition to advisors, as we strive to become the leader across the advisor-mediated marketplace."

"We delivered another quarter of solid results," said Matt Audette, CFO and Head of Business Operations. "We recorded strong organic growth across our affiliation models, closed the acquisition of Crown Capital, continued to build momentum in our Liquidity & Succession solution, and are preparing to onboard the wealth management businesses of Prudential Financial and Wintrust Financial. As we look ahead, our business momentum and financial strength position us well to continue creating long-term shareholder value."
Dividend Declaration
The Company's Board of Directors declared a $0.30 per share dividend to be paid on August 23, 2024 to all stockholders of record as of August 9, 2024.
Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. ET on Thursday, July 25, 2024. The conference call will be available for replay at investor.lpl.com/events.
Contacts
Investor Relations
investor.relations@lplfinancial.com

Media Relations
media.relations@lplfinancial.com
About LPL Financial
LPL Financial Holdings Inc. (Nasdaq: LPLA) was founded on the principle that the firm should work for advisors and institutions, and not the other way around. Today, LPL is a leader in the markets we serve(5), serving more than 23,000 financial advisors, including advisors at approximately 1,000 institutions and at approximately 580 registered investment advisor ("RIA") firms nationwide. We are steadfast in our commitment to the advisor-mediated model and the belief that Americans deserve access to personalized guidance from a financial professional. At LPL, independence means that advisors and institution leaders have the freedom they deserve to choose the business model, services, and technology resources that allow them to run a thriving business. They have the flexibility to do business their way. And they have the freedom to manage their client relationships, because they know their clients best. Simply put, we take care of our advisors and institutions, so they can take care of their clients.
Securities and Advisory services offered through LPL Financial LLC ("LPL Financial"), a registered investment advisor. Member FINRA/SIPC. LPL Financial and its affiliated companies provide financial services only from the United States.
Throughout this communication, the terms "financial advisors" and "advisors" are used to refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial.
We routinely disclose information that may be important to shareholders in the "Investor Relations" or "Press Releases" section of our website.

Forward-Looking Statements
This press release contains statements regarding:

•the amount and timing of the onboarding of acquired, recruited or transitioned brokerage and advisory assets, including Atria, Prudential Financial, Inc. ("Prudential") and Wintrust Financial Corporation ("Wintrust");
•the amount and timing of offboarding of client assets associated with the planned separation of misaligned large OSJs;
•the Company's future financial and operating results, growth, plans, priorities and business strategies, including forecasts and statements related to the Company's core G&A expenses and client cash programs; and
•future capabilities, future advisor service experience, future investments and capital deployment, including share repurchase activity and dividends, if any, and long-term shareholder value.

These and any other statements that are not related to present facts or current conditions, or that are not purely historical, constitute forward-looking statements. They reflect the Company's expectations and objectives as of July 25, 2024 and are not guarantees that expectations or objectives expressed or implied will be achieved. The achievement of such expectations and objectives involves risks and uncertainties that may cause actual results, levels of activity or the timing of events to differ materially from those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include:

•the failure to satisfy the closing conditions applicable to the Company's strategic relationship agreements with Prudential and Wintrust, or the Company's purchase agreement with Atria, including regulatory approvals;
•difficulties and delays in onboarding the assets of acquired, recruited or transitioned advisors, including the receipt and timing of regulatory approvals that may be required;
•disruptions in the businesses of the Company that could make it more difficult to maintain relationships with advisors and their clients;
•the choice by clients of acquired or recruited advisors not to open brokerage and/or advisory accounts at the Company;
•the negotiation of definitive terms of separation with misaligned large OSJs;
•changes in general economic and financial market conditions, including retail investor sentiment;
•changes in interest rates and fees payable by banks participating in the Company's client cash programs, including the Company's success in negotiating agreements with current or additional counterparties;
•the Company's strategy and success in managing client cash program fees;
•fluctuations in the levels of advisory and brokerage assets, including net new assets, and the related impact on revenue;
•effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions, and their ability to market financial products and services effectively;
•whether the retail investors served by newly-recruited advisors choose to move their respective assets to new accounts at the Company;
•changes in the growth and profitability of the Company's fee-based offerings;
•the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by federal and state regulators and self-regulatory organizations;
•the cost of settling and remediating issues related to regulatory matters or legal proceedings, including actual costs of reimbursing customers for losses in excess of our reserves;
•the SEC's approval of the settlement agreement in connection with the settlement of the industry-wide civil investigation into compliance with records preservation requirements for business-related electronic communications stored on personal devices applicable to broker-dealer firms and investment advisors;
•changes made to the Company’s services and pricing, including in response to competitive developments and current, pending and future legislation, regulation and regulatory actions, and the effect that such changes may have on the Company’s gross profit streams and costs;
•execution of the Company's capital management plans, including its compliance with the terms of the Company's amended and restated credit agreement, the committed revolving credit facility and LPL Financial's committed revolving credit facility, and the indentures governing the Company's senior unsecured notes;

•strategic acquisitions and investments, including pursuant to the Company’s Liquidity & Succession solution, and the effect that such acquisitions and investments may have on the Company’s capital management plans and liquidity;
•the price, availability and trading volumes of shares of the Company's common stock, which will affect the timing and size of future share repurchases by the Company, if any;
•the execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements or efficiencies expected to result from its investments, initiatives and acquisitions, expense plans and technology initiatives;
•whether advisors affiliated with Atria, Prudential, and Wintrust will transition registration to the Company and whether assets reported as serviced by such financial advisors will translate into assets of the Company;
•the performance of third-party service providers to which business processes have been transitioned;
•the Company's ability to control operating risks, information technology systems risks, cybersecurity risks and sourcing risks; and
•the other factors set forth in the Company's most recent Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or other filings with the Securities and Exchange Commission.

Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, and you should not rely on statements contained herein as representing the Company's view as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
	June 30,	March 31,		June 30,
	2024	2024	Change	2023	Change
REVENUE
Advisory	$1,288,163	$1,199,811	7%	$1,014,565	27%
Commission:
Sales-based	423,070	385,235	10%	298,961	42%
Trailing	363,976	361,211	1%	323,925	12%
Total commission	787,046	746,446	5%	622,886	26%
Asset-based:
Client cash	341,475	352,382	(3%)	378,415	(10%)
Other asset-based	259,533	248,339	5%	211,300	23%
Total asset-based	601,008	600,721	—%	589,715	2%
Service and fee	135,000	132,172	2%	123,122	10%
Transaction	58,935	57,258	3%	46,936	26%
Interest income, net	47,478	43,525	9%	37,972	25%
Other	14,139	52,660	(73%)	33,608	(58%)
Total revenue	2,931,769	2,832,593	4%	2,468,804	19%
EXPENSE
Advisory and commission	1,819,027	1,733,487	5%	1,448,763	26%
Compensation and benefits	274,000	274,369	—%	231,680	18%
Promotional	136,125	126,619	8%	102,565	33%
Depreciation and amortization	70,999	67,158	6%	58,377	22%
Occupancy and equipment	69,529	66,264	5%	65,005	7%
Interest expense on borrowings	64,341	60,082	7%	44,842	43%
Brokerage, clearing and exchange	32,984	30,532	8%	29,148	13%
Amortization of other intangibles	30,607	29,552	4%	26,741	14%
Professional services	22,100	13,279	66%	18,092	22%
Communications and data processing	19,406	19,744	(2%)	20,594	(6%)
Other	62,580	37,315	68%	34,178	83%
Total expense	2,601,698	2,458,401	6%	2,079,985	25%
INCOME BEFORE PROVISION FOR INCOME TAXES	330,071	374,192	(12%)	388,819	(15%)
PROVISION FOR INCOME TAXES	86,271	85,428	1%	103,299	(16%)
NET INCOME	$243,800	$288,764	(16%)	$285,520	(15%)
EARNINGS PER SHARE
Earnings per share, basic	$3.26	$3.87	(16%)	$3.70	(12%)
Earnings per share, diluted	$3.23	$3.83	(16%)	$3.65	(12%)
Weighted-average shares outstanding, basic	74,725	74,562	—%	77,234	(3%)
Weighted-average shares outstanding, diluted	75,548	75,463	—%	78,194	(3%)

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Six Months Ended
	June 30,
	2024	2023	Change
REVENUE
Advisory	$2,487,974	$1,968,622	26%
Commission:
Sales-based	808,305	585,033	38%
Trailing	725,187	641,578	13%
Total commission	1,533,492	1,226,611	25%
Asset-based:
Client cash	693,857	796,690	(13%)
Other asset-based	507,872	414,773	22%
Total asset-based	1,201,729	1,211,463	(1%)
Service and fee	267,172	242,109	10%
Transaction	116,193	95,871	21%
Interest income, net	91,003	75,330	21%
Other	66,799	66,630	—%
Total revenue	5,764,362	4,886,636	18%
EXPENSE
Advisory and commission	3,552,514	2,819,397	26%
Compensation and benefits	548,369	465,213	18%
Promotional	262,744	200,788	31%
Depreciation and amortization	138,157	114,431	21%
Occupancy and equipment	135,793	125,178	8%
Interest expense on borrowings	124,423	84,026	48%
Brokerage, clearing and exchange	63,516	55,274	15%
Amortization of other intangibles	60,159	50,833	18%
Communications and data processing	39,150	38,269	2%
Professional services	35,379	32,312	9%
Other	99,895	67,599	48%
Total expense	5,060,099	4,053,320	25%
INCOME BEFORE PROVISION FOR INCOME TAXES	704,263	833,316	(15%)
PROVISION FOR INCOME TAXES	171,699	208,912	(18%)
NET INCOME	$532,564	$624,404	(15%)
EARNINGS PER SHARE
Earnings per share, basic	$7.13	$8.01	(11%)
Earnings per share, diluted	$7.05	$7.90	(11%)
Weighted-average shares outstanding, basic	74,644	77,988	(4%)
Weighted-average shares outstanding, diluted	75,529	79,083	(4%)

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(In thousands, except share data)
(Unaudited)

	June 30, 2024	March 31, 2024	December 31, 2023
ASSETS
Cash and equivalents	$1,318,894	$1,102,270	$465,671
Cash and equivalents segregated under federal or other regulations	1,530,150	1,610,996	2,007,312
Restricted cash	109,618	114,006	108,180
Receivables from clients, net	563,923	591,503	588,585
Receivables from brokers, dealers and clearing organizations	74,432	103,236	50,069
Advisor loans, net	1,757,727	1,573,774	1,479,690
Other receivables, net	763,632	863,119	743,317
Investment securities ($73,463, $43,428 and $76,088 at fair value at June 30, 2024, March 31, 2024 and December 31, 2023, respectively)	89,853	57,451	91,311
Property and equipment, net	1,066,395	987,308	933,091
Goodwill	1,860,062	1,840,972	1,856,648
Other intangibles, net	783,031	690,767	671,585
Other assets	1,586,010	1,482,137	1,390,021
Total assets	$11,503,727	$11,017,539	$10,385,480
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Client payables	$1,963,988	$2,486,605	$2,266,176
Payables to brokers, dealers and clearing organizations	212,394	190,419	163,337
Accrued advisory and commission expenses payable	240,370	232,084	216,541
Corporate debt and other borrowings, net	4,442,840	3,853,794	3,734,111
Accounts payable and accrued liabilities	461,277	369,244	485,963
Other liabilities	1,667,511	1,615,512	1,440,373
Total liabilities	8,988,380	8,747,658	8,306,501
STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value; 600,000,000 shares authorized; 130,746,590, 130,704,541 shares and 130,233,328 shares issued at June 30, 2024, March 31, 2024 and December 31, 2023, respectively	131	131	130
Additional paid-in capital	2,038,216	2,016,666	1,987,684
Treasury stock, at cost — 55,985,188, 55,998,999 shares and 55,576,970 shares at June 30, 2024, March 31, 2024 and December 31, 2023, respectively	(4,101,955)	(4,101,055)	(3,993,949)
Retained earnings	4,578,955	4,354,139	4,085,114
Total stockholders’ equity	2,515,347	2,269,881	2,078,979
Total liabilities and stockholders’ equity	$11,503,727	$11,017,539	$10,385,480

LPL Financial Holdings Inc.
Management's Statements of Operations
(In thousands, except per share data)
(Unaudited)
Certain information in this release is presented as reviewed by the Company’s management and includes information derived from the Company’s unaudited condensed consolidated statements of income, non-GAAP financial measures and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" in this release.

	Quarterly Results
	Q2 2024	Q1 2024	Change	Q2 2023	Change
Gross Profit(6)
Advisory	$1,288,163	$1,199,811	7%	$1,014,565	27%
Trailing commissions	363,976	361,211	1%	323,925	12%
Sales-based commissions	423,070	385,235	10%	298,961	42%
Advisory fees and commissions	2,075,209	1,946,257	7%	1,637,451	27%
Production-based payout(7)	(1,812,050)	(1,686,332)	7%	(1,419,659)	28%
Advisory fees and commissions, net of payout	263,159	259,925	1%	217,792	21%
Client cash(8)	361,316	373,408	(3%)	396,238	(9%)
Other asset-based(9)	259,533	248,339	5%	211,300	23%
Service and fee	135,000	132,172	2%	123,122	10%
Transaction	58,935	57,258	3%	46,936	26%
Interest income, net(10)	27,618	22,482	23%	20,136	37%
Other revenue(11)	6,621	3,382	96%	3,431	93%
Total net advisory fees and commissions and attachment revenue	1,112,182	1,096,966	1%	1,018,955	9%
Brokerage, clearing and exchange expense	(32,984)	(30,532)	8%	(29,148)	13%
Gross Profit(6)	1,079,198	1,066,434	1%	989,807	9%

G&A Expense
Core G&A(12)	370,912	363,513	2%	337,025	10%
Regulatory charges	7,594	7,469	2%	6,600	15%
Promotional (ongoing)(13)(14)	147,830	132,311	12%	106,535	39%
Acquisition costs(14)	36,876	9,524	n/m	4,091	n/m
Employee share-based compensation	19,968	22,633	(12%)	16,777	19%
Total G&A	583,180	535,450	9%	471,028	24%
EBITDA(15)	496,018	530,984	(7%)	518,779	(4%)
Depreciation and amortization	70,999	67,158	6%	58,377	22%
Amortization of other intangibles	30,607	29,552	4%	26,741	14%
Interest expense on borrowings	64,341	60,082	7%	44,842	43%
INCOME BEFORE PROVISION FOR INCOME TAXES	330,071	374,192	(12%)	388,819	(15%)
PROVISION FOR INCOME TAXES	86,271	85,428	1%	103,299	(16%)
NET INCOME	$243,800	$288,764	(16%)	$285,520	(15%)
Earnings per share, diluted	$3.23	$3.83	(16%)	$3.65	(12%)
Weighted-average shares outstanding, diluted	75,548	75,463	—%	78,194	(3%)
Adjusted EBITDA(15)	$532,894	$540,508	(1%)	$522,870	2%
Adjusted EPS(16)	$3.88	$4.21	(8%)	$3.94	(2%)

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q2 2024	Q1 2024	Change	Q2 2023	Change
Market Drivers
S&P 500 Index (end of period)	5,460	5,254	4%	4,450	23%
Russell 2000 Index (end of period)	2,048	2,125	(4%)	1,889	8%
Fed Funds daily effective rate (average bps)	533	533	—bps	499	34bps

Advisory and Brokerage Assets(17)
Advisory assets	$829.1	$793.0	5%	$661.6	25%
Brokerage assets	668.7	647.9	3%	578.6	16%
Total Advisory and Brokerage Assets	$1,497.8	$1,440.9	4%	$1,240.2	21%
Advisory as a % of Total Advisory and Brokerage Assets	55.4%	55.0%	40bps	53.3%	210bps

Assets by Platform
Corporate advisory assets(18)	$567.8	$537.6	6%	$442.1	28%
Independent RIA advisory assets(18)	261.3	255.4	2%	219.5	19%
Brokerage assets	668.7	647.9	3%	578.6	16%
Total Advisory and Brokerage Assets	$1,497.8	$1,440.9	4%	$1,240.2	21%

Centrally Managed Assets
Centrally managed assets(19)	$126.9	$121.7	4%	$99.8	27%
Centrally Managed as a % of Total Advisory Assets	15.3%	15.3%	—bps	15.1%	20bps

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q2 2024	Q1 2024	Change	Q2 2023	Change
Net New Assets (NNA)(20)
Net new advisory assets	$26.8	$16.2	n/m	$18.1	n/m
Net new brokerage assets	7.2	0.5	n/m	3.6	n/m
Total Net New Assets	$34.0	$16.7	n/m	$21.7	n/m

Organic Net New Assets
Organic net new advisory assets	$26.6	$16.2	n/m	$18.1	n/m
Organic net new brokerage assets	2.5	0.5	n/m	3.6	n/m
Total Organic Net New Assets	$29.0	$16.7	n/m	$21.7	n/m

Net brokerage to advisory conversions(21)	$3.7	$3.6	n/m	$2.2	n/m
Organic advisory NNA annualized growth(22)	13.4%	8.8%	n/m	11.7%	n/m
Total organic NNA annualized growth(22)	8.1%	4.9%	n/m	7.4%	n/m

Net New Advisory Assets(20)
Corporate RIA net new advisory assets	$23.4	$13.9	n/m	$11.8	n/m
Independent RIA net new advisory assets	3.4	2.3	n/m	6.4	n/m
Total Net New Advisory Assets	$26.8	$16.2	n/m	$18.1	n/m
Centrally managed net new advisory assets(20)	$4.4	$3.6	n/m	$2.0	n/m

Net buy (sell) activity(23)	$39.3	$37.8	n/m	$32.3	n/m
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Client Cash Data
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2024	Q1 2024	Change	Q2 2023	Change
Client Cash Balances (in billions)(24)
Insured cash account sweep	$31.0	$32.6	(5%)	$36.0	(14%)
Deposit cash account sweep	9.2	9.2	—%	9.5	(3%)
Total Bank Sweep	40.2	41.8	(4%)	45.5	(12%)
Money market sweep	2.3	2.4	(4%)	2.3	—%
Total Client Cash Sweep Held by Third Parties	42.5	44.2	(4%)	47.9	(11%)
Client cash account (CCA)(25)	1.5	2.1	(29%)	1.7	(12%)
Total Client Cash Balances	$44.0	$46.3	(5%)	$49.6	(11%)
Client Cash Balances as a % of Total Assets	2.9%	3.2%	(30bps)	4.0%	(110bps)
Note: Totals may not foot due to rounding.

	Three Months Ended
	June 30, 2024			March 31, 2024			June 30, 2023
Interest-Earnings Assets	Average Balance (in billions)	Revenue	Net Yield (bps)(26)	Average Balance (in billions)	Revenue	Net Yield (bps)(26)	Average Balance (in billions)	Revenue	Net Yield (bps)(26)
Insured cash account sweep	$31.7	$250,804	318	$33.2	$266,792	323	$36.9	$296,994	322
Deposit cash account sweep	9.0	89,070	399	8.9	83,978	378	9.6	79,612	333
Total Bank Sweep	40.7	339,874	336	42.1	350,770	335	46.5	376,606	325
Money market sweep	2.3	1,601	28	2.3	1,612	28	2.5	1,809	30
Total Client Cash Held By Third Parties	43.0	341,475	320	44.4	352,382	319	49.0	378,415	310
Client cash account (CCA)(25)	1.7	19,841	472	1.8	21,026	467	1.6	17,823	441
Total Client Cash	44.7	361,316	326	46.2	373,408	325	50.6	396,238	314
Margin receivables	0.5	10,521	889	0.5	10,249	890	0.5	10,133	865
Other interest revenue	1.3	17,097	545	0.9	12,233	535	0.8	10,003	490
Total Client Cash and Interest Income, Net	$46.5	$388,934	337	$47.6	$395,890	334	$51.9	$416,374	322
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Monthly Metrics
(Dollars in billions, except where noted)
(Unaudited)

	June 2024	May 2024	Change	April 2024	March 2024
Advisory and Brokerage Assets(17)
Advisory assets	$829.1	$809.4	2%	$775.5	$793.0
Brokerage assets	668.7	655.0	2%	637.5	647.9
Total Advisory and Brokerage Assets	$1,497.8	$1,464.4	2%	$1,413.0	$1,440.9

Net New Assets (NNA)(20)
Net new advisory assets	$9.2	$9.9	n/m	$7.6	$7.5
Net new brokerage assets	1.6	1.3	n/m	4.3	0.4
Total Net New Assets	$10.8	$11.2	n/m	$12.0	$7.9
Net brokerage to advisory conversions(21)	$1.2	$1.2	n/m	$1.2	$1.3

Organic Net New Assets (NNA)
Net new advisory assets	$9.2	$9.9	n/m	$7.4	$7.5
Net new brokerage assets	1.6	1.3	n/m	(0.4)	0.4
Total Organic Net New Assets	$10.8	$11.2	n/m	$7.0	$7.9

Client Cash Balances(24)
Insured cash account sweep	$31.0	$31.8	(3%)	$32.5	$32.6
Deposit cash account sweep	9.2	9.0	2%	9.1	9.2
Total Bank Sweep	40.2	40.8	(1%)	41.6	41.8
Money market sweep	2.3	2.3	—%	2.3	2.4
Total Client Cash Sweep Held by Third Parties	42.5	43.1	(1%)	43.8	44.2
Client cash account (CCA)(25)	1.5	1.3	15%	1.9	2.1
Total Client Cash Balances	$44.0	$44.5	(1%)	$45.7	$46.3

Net buy (sell) activity(23)	$12.1	$15.0	n/m	$12.3	$12.9

Market Drivers
S&P 500 Index (end of period)	5,460	5,278	3%	5,036	5,254
Russell 2000 Index (end of period)	2,048	2,070	(1%)	1,974	2,125
Fed Funds effective rate (average bps)	533	533	—bps	533	533
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Financial Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2024	Q1 2024	Change	Q2 2023	Change
Commission Revenue by Product
Annuities	$469,100	$436,473	7%	$358,845	31%
Mutual funds	187,432	186,540	—%	165,194	13%
Fixed income	53,192	48,641	9%	36,183	47%
Equities	34,434	35,451	(3%)	27,474	25%
Other	42,888	39,341	9%	35,190	22%
Total commission revenue	$787,046	$746,446	5%	$622,886	26%

Commission Revenue by Sales-based and Trailing
Sales-based commissions
Annuities	$260,188	$229,077	14%	$172,540	51%
Mutual funds	42,981	43,496	(1%)	36,431	18%
Fixed income	53,192	48,641	9%	36,183	47%
Equities	34,434	35,451	(3%)	27,474	25%
Other	32,275	28,570	13%	26,333	23%
Total sales-based commissions	$423,070	$385,235	10%	$298,961	42%
Trailing commissions
Annuities	$208,912	$207,396	1%	$186,305	12%
Mutual funds	144,451	143,044	1%	128,763	12%
Other	10,613	10,771	(1%)	8,857	20%
Total trailing commissions	$363,976	$361,211	1%	$323,925	12%
Total commission revenue	$787,046	$746,446	5%	$622,886	26%

Payout Rate(7)	87.32%	86.64%	68bps	86.70%	62bps

LPL Financial Holdings Inc.
Capital Management Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2024	Q1 2024	Q4 2023
Cash and equivalents	$1,318,894	$1,102,270	$465,671
Cash at regulated subsidiaries	(828,145)	(1,038,241)	(410,313)
Excess cash at regulated subsidiaries per the Credit Agreement	193,342	247,033	128,327
Corporate Cash(3)	$684,091	$311,062	$183,685

Corporate Cash(3)
Cash at the Parent	$450,505	$30,781	$26,587
Excess cash at regulated subsidiaries per the Credit Agreement	193,342	247,033	128,327
Cash at non-regulated subsidiaries	40,244	33,248	28,771
Corporate Cash	$684,091	$311,062	$183,685

Leverage Ratio
Total debt	$4,471,850	$3,875,525	$3,757,200
Total corporate cash	684,091	311,062	183,685
Credit Agreement Net Debt	$3,787,759	$3,564,463	$3,573,515
Credit Agreement EBITDA (trailing twelve months)(27)	$2,260,165	$2,160,464	$2,194,807
Leverage Ratio	1.68x	1.65x	1.63x

	June 30, 2024
Total Debt	Balance	Current Applicable Margin	Interest Rate	Maturity
Revolving Credit Facility(a)	$—	ABR+37.5 bps / SOFR+147.5 bps	8.875%	5/20/2029
Broker-Dealer Revolving Credit Facility	—	SOFR+135 bps	6.680%	5/19/2025
Senior Secured Term Loan B	1,021,850	SOFR+185 bps(b)	7.179%	11/12/2026
Senior Unsecured Notes	500,000	5.700% Fixed	5.700%	5/20/2027
Senior Unsecured Notes	400,000	4.625% Fixed	4.625%	11/15/2027
Senior Unsecured Notes	750,000	6.750% Fixed	6.750%	11/17/2028
Senior Unsecured Notes	900,000	4.000% Fixed	4.000%	3/15/2029
Senior Unsecured Notes	400,000	4.375% Fixed	4.375%	5/15/2031
Senior Unsecured Notes	500,000	6.000% Fixed	6.000%	5/20/2034
Total / Weighted Average	$4,471,850		5.691%

(a)Secured borrowing capacity of $2.25 billion at LPL Holdings, Inc. (the "Parent").
(b)The SOFR rate option is a one-month SOFR rate and subject to an interest rate floor of 0 bps.

LPL Financial Holdings Inc.
Key Business and Financial Metrics
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2024	Q1 2024	Change	Q2 2023	Change
Advisors
Advisors	23,462	22,884	3%	21,942	7%
Net new advisors	578	224	158%	421	37%
Annualized advisory fees and commissions per advisor(28)	$358	$342	5%	$301	19%
Average total assets per advisor ($ in millions)(29)	$63.8	$63.0	1%	$56.5	13%
Transition assistance loan amortization ($ in millions)(30)	$61.9	$58.3	6%	$50.5	23%
Total client accounts (in millions)	8.6	8.4	2%	8.1	6%

Employees	7,451	7,413	1%	6,827	9%

Services Group
Services Group subscriptions(31)
Professional Services	1,892	1,824	4%	1,791	6%
Business Optimizers	3,606	3,487	3%	3,118	16%
Planning and Advice	665	624	7%	329	102%
Total Services Group subscriptions	6,163	5,935	4%	5,238	18%
Services Group advisor count	4,169	4,035	3%	3,506	19%

AUM retention rate (quarterly annualized)(32)	98.4%	97.4%	100bps	98.8%	(40bps)

Capital Management
Capital expenditures ($ in millions)(33)	$128.9	$121.0	7%	$101.1	27%
Acquisitions, net ($ in millions)(34)	$115.1	$10.2	n/m	$49.0	135%

Share repurchases ($ in millions)	$—	$70.0	(100%)	$350.0	(100%)
Dividends ($ in millions)	22.4	22.4	—%	23.1	(3%)
Total Capital Returned ($ in millions)	$22.4	$92.4	(76%)	$373.1	(94%)
Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
Adjusted EPS and Adjusted net income
Adjusted EPS is defined as adjusted net income, a non-GAAP measure defined as net income plus the after-tax impact of amortization of other intangibles and acquisition costs, divided by the weighted average number of diluted shares outstanding for the applicable period. The Company presents adjusted net income and adjusted EPS because management believes that these metrics can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items and acquisition costs that management does not believe impact the Company’s ongoing operations. Adjusted net income and adjusted EPS are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to net income, earnings per diluted share or any other performance measure derived in accordance with GAAP. For a reconciliation of net income and earnings per diluted share to adjusted net income and adjusted EPS, please see the endnote disclosures in this release.
Gross profit
Gross profit is calculated as total revenue less advisory and commission expense; brokerage, clearing and exchange expense; and market fluctuations on employee deferred compensation. All other expense categories, including depreciation and amortization of property and equipment and amortization of other intangibles, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers gross profit to be a non-GAAP financial measure that may not be comparable to similar measures used by others in its industry. Management believes that gross profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature. For a calculation of gross profit, please see the endnote disclosures in this release.
Core G&A
Core G&A consists of total expense less the following expenses: advisory and commission; depreciation and amortization; interest expense on borrowings; brokerage, clearing and exchange; amortization of other intangibles; market fluctuations on employee deferred compensation; promotional (ongoing); employee share-based compensation; regulatory charges; and acquisition costs. Management presents core G&A because it believes core G&A reflects the corporate expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as advisory and commission, or which management views as promotional expense necessary to support advisor growth and retention, including conferences and transition assistance. Core G&A is not a measure of the Company’s total expense as calculated in accordance with GAAP. For a reconciliation of the Company's total expense to core G&A, please see the endnote disclosures in this release. The Company does not provide an outlook for its total expense because it contains expense components, such as advisory and commission, that are market-driven and over which the Company cannot exercise control. Accordingly, a reconciliation of the Company’s outlook for total expense to an outlook for core G&A cannot be made available without unreasonable effort.
EBITDA and Adjusted EBITDA
EBITDA is defined as net income plus interest expense on borrowings, provision for income taxes, depreciation and amortization and amortization of other intangibles. Adjusted EBITDA is defined as EBITDA, a non-GAAP measure, plus acquisition costs. The Company presents EBITDA and adjusted EBITDA because management believes that they can be useful financial metrics in understanding the Company’s earnings from operations. EBITDA and adjusted EBITDA are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of net income to EBITDA and adjusted EBITDA, please see the endnote disclosures in this release.
Credit Agreement EBITDA
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's amended and restated credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles, and is further adjusted to exclude certain non-cash charges and other adjustments, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of net income to Credit Agreement EBITDA, please see the endnote disclosures in this release.

Endnote Disclosures
(1) Represents the estimated total advisory and brokerage assets expected to transition to the Company's primary broker-dealer subsidiary, LPL Financial, in connection with advisors who transferred their licenses to LPL Financial during the period. The estimate is based on prior business reported by the advisors, which has not been independently and fully verified by LPL Financial. The actual transition of assets to LPL Financial generally occurs over several quarters and the actual amount transitioned may vary from the estimate.

(2) The terms “Financial Advisors” and “Advisors” refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial, an SEC-registered broker-dealer and investment advisor.
(3) Corporate cash, a component of cash and equivalents, is the sum of cash and equivalents from the following: (1) cash and equivalents held at LPL Holdings, Inc., (2) cash and equivalents held at regulated subsidiaries as defined by the Company's Credit Agreement, which include LPL Financial and The Private Trust Company, N.A., in excess of the capital requirements of the Company's Credit Agreement (which, in the case of LPL Financial is net capital in excess of 10% of its aggregate debits, or five times the net capital required in accordance with Exchange Act Rule 15c3-1) and (3) cash and equivalents held at non-regulated subsidiaries.
(4) Compliance with the Leverage Ratio is only required under the Company's revolving credit facility.
(5)    The Company was named Top RIA custodian (Cerulli Associates, 2023 U.S. RIA Marketplace Report); No. 1 Independent Broker-Dealer in the U.S. (based on total revenues, Financial Planning magazine 1996-2022); and, among third-party providers of brokerage services to banks and credit unions, No. 1 in AUM Growth from Financial Institutions; No. 1 in Market Share of AUM from Financial Institutions; No. 1 in Market Share of Revenue from Financial Institutions; No. 1 on Financial Institution Market Share; No. 1 on Share of Advisors (2021-2022 Kehrer Bielan Research and Consulting Annual TPM Report). Fortune 500 as of June 2021.
(6) Gross profit is a non-GAAP financial measure. Please see a description of gross profit under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a calculation of gross profit for the periods presented (in thousands):

	Q2 2024	Q1 2024	Q2 2023
Total revenue	$2,931,769	$2,832,593	$2,468,804
Advisory and commission expense	1,819,027	1,733,487	1,448,763
Brokerage, clearing and exchange expense	32,984	30,532	29,148
Employee deferred compensation	560	2,140	1,086
Gross profit	$1,079,198	$1,066,434	$989,807

(7) Production-based payout is a financial measure calculated as advisory and commission expense plus (less) advisor deferred compensation. The payout rate is calculated by dividing the production-based payout by total advisory and commission revenue. Below is a reconciliation of the Company’s advisory and commission expense to the production-based payout and a calculation of the payout rate for the periods presented (in thousands, except payout rate):

	Q2 2024	Q1 2024	Q2 2023
Advisory and commission expense	$1,819,027	$1,733,487	$1,448,763
(Less) Plus: Advisor deferred compensation	(6,977)	(47,155)	(29,104)
Production-based payout	$1,812,050	$1,686,332	$1,419,659

Advisory and commission revenue	$2,075,209	$1,946,257	$1,637,451

Payout rate	87.32%	86.64%	86.70%
(8) Below is a reconciliation of client cash revenue per Management's Statements of Operations to client cash revenue, a component of asset-based revenue, on the Company's condensed consolidated statements of income for the periods presented (in thousands):

	Q2 2024	Q1 2024	Q2 2023
Client cash on Management's Statement of Operations	$361,316	$373,408	$396,238
Interest income on CCA balances segregated under federal or other regulations(10)	(19,841)	(21,026)	(17,823)
Client cash on Condensed Consolidated Statements of Income	$341,475	$352,382	$378,415
(9)     Consists of revenue from the Company's sponsorship programs with financial product manufacturers, omnibus processing and networking services but does not include fees from client cash programs.

(10) During the first quarter of 2024, the Company disaggregated the activity previously reported in the interest income and other, net line item into its interest income, net and other revenue components. Prior period amounts have been reclassified to conform to the current presentation. Below is a reconciliation of interest income, net per Management's Statements of Operations to interest income, net on the Company's condensed consolidated statements of income for the periods presented (in thousands):

	Q2 2024	Q1 2024	Q2 2023
Interest income, net on Management's Statement of Operations	$27,618	$22,482	$20,136
Interest income on CCA balances segregated under federal or other regulations(8)	19,841	21,026	17,823
Interest income on deferred compensation	19	17	13
Interest income, net on Condensed Consolidated Statements of Income	$47,478	$43,525	$37,972
(11) During the first quarter of 2024, the Company disaggregated the activity previously reported in the interest income and other, net line item into its interest income, net and other revenue components. Prior period amounts have been reclassified to conform to the current presentation. Below is a reconciliation of other revenue per Management's Statements of Operations to other revenue on the Company's condensed consolidated statements of income for the periods presented (in thousands):

	Q2 2024	Q1 2024	Q2 2023
Other revenue on Management's Statement of Operations	$6,621	$3,382	$3,431
Interest income on deferred compensation	(19)	(17)	(13)
Deferred compensation	7,537	49,295	30,190
Other revenue on Condensed Consolidated Statements of Income	$14,139	$52,660	$33,608
(12)     Core G&A is a non-GAAP financial measure. Please see a description of core G&A under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of the Company's total expense to core G&A for the periods presented (in thousands):

	Q2 2024	Q1 2024	Q2 2023
Core G&A Reconciliation
Total expense	$2,601,698	$2,458,401	$2,079,985
Advisory and commission	(1,819,027)	(1,733,487)	(1,448,763)
Depreciation and amortization	(70,999)	(67,158)	(58,377)
Interest expense on borrowings	(64,341)	(60,082)	(44,842)
Brokerage, clearing and exchange	(32,984)	(30,532)	(29,148)
Amortization of other intangibles	(30,607)	(29,552)	(26,741)
Employee deferred compensation	(560)	(2,140)	(1,086)
Total G&A	583,180	535,450	471,028
Promotional (ongoing)(13)(14)	(147,830)	(132,311)	(106,535)
Acquisition costs(14)	(36,876)	(9,524)	(4,091)
Employee share-based compensation	(19,968)	(22,633)	(16,777)
Regulatory charges	(7,594)	(7,469)	(6,600)
Core G&A	$370,912	$363,513	$337,025

(13) Promotional (ongoing) includes $12.2 million, $8.0 million and $4.2 million for the three months ended June 30, 2024, March 31, 2024 and June 30, 2023, respectively, of support costs related to full-time employees that are classified within Compensation and benefits expense in the condensed consolidated statements of income and excludes costs that have been incurred as part of acquisitions that have been classified within acquisition costs for the same periods.
(14) Acquisition costs include the costs to setup, onboard and integrate acquired entities and other costs that were incurred as a result of the acquisitions. The below table summarizes the primary components of acquisition costs for the periods presented (in thousands):

	Q2 2024	Q1 2024	Q2 2023
Acquisition costs
Fair value mark on contingent consideration(35)	$24,624	$—	$—
Compensation and benefits	6,827	3,850	1,020
Professional services	3,567	3,246	2,575
Promotional(13)	539	2,268	260
Other	1,319	160	236
Acquisition costs	$36,876	$9,524	$4,091

(15) EBITDA and adjusted EBITDA are non-GAAP financial measures. Please see a description of EBITDA and adjusted EBITDA under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a reconciliation of net income to EBITDA and adjusted EBITDA for the periods presented (in thousands):

	Q2 2024	Q1 2024	Q2 2023
EBITDA and adjusted EBITDA Reconciliation
Net income	$243,800	$288,764	$285,520
Interest expense on borrowings	64,341	60,082	44,842
Provision for income taxes	86,271	85,428	103,299
Depreciation and amortization	70,999	67,158	58,377
Amortization of other intangibles	30,607	29,552	26,741
EBITDA	$496,018	$530,984	$518,779
Acquisition costs(14)	36,876	9,524	4,091
Adjusted EBITDA	$532,894	$540,508	$522,870
(16) Adjusted net income and adjusted EPS are non-GAAP financial measures. Please see a description of adjusted net income and adjusted EPS under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of net income and earnings per diluted share to adjusted net income and adjusted EPS for the periods presented (in thousands, except per share data):

	Q2 2024		Q1 2024		Q2 2023
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income / earnings per diluted share	$243,800	$3.23	$288,764	$3.83	$285,520	$3.65
Amortization of other intangibles	30,607	0.41	29,552	0.39	26,741	0.34
Acquisition costs(14)	36,876	0.49	9,524	0.13	4,091	0.05
Tax benefit	(17,816)	(0.24)	(10,340)	(0.14)	(8,081)	(0.10)
Adjusted net income / adjusted EPS	$293,467	$3.88	$317,500	$4.21	$308,271	$3.94
Diluted share count	75,548		75,463		78,194
Note: Totals may not foot due to rounding.
(17) Consists of total advisory and brokerage assets under custody at the Company's primary broker-dealer subsidiary, LPL Financial.

(18) Assets on the Company's corporate advisory platform are serviced by investment advisor representatives of LPL Financial. Assets on the Company's independent RIA advisory platform are serviced by investment advisor representatives of separate registered investment advisor firms rather than representatives of LPL Financial.
(19) Consists of advisory assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios and Guided Wealth Portfolios platforms.
(20) Consists of total client deposits into advisory or brokerage accounts less total client withdrawals from advisory or brokerage accounts, plus dividends, plus interest, minus advisory fees. The Company considers conversions from and to brokerage or advisory accounts as deposits and withdrawals, respectively.
(21) Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.
(22) Calculated as annualized current period organic net new assets divided by preceding period assets in their respective categories of advisory assets or total advisory and brokerage assets.
(23) Represents the amount of securities purchased less the amount of securities sold in client accounts custodied with LPL Financial.
(24) Client cash balances include CCA and exclude purchased money market funds. CCA balances include cash that clients have deposited with LPL Financial that is included in Client payables in the condensed consolidated balance sheets. The following table presents purchased money market funds for the periods presented (in billions):

	Q2 2024	Q1 2024	Q2 2023
Purchased money market funds	$35.7	$32.6	$20.0
(25) During the first quarter of 2024, the Company updated its definition of client cash account balances to exclude other client payables. Prior period disclosures have been updated to reflect this change as applicable.
(26) Calculated by dividing revenue for the period by the average balance during the period.
(27) EBITDA and Credit Agreement EBITDA are non-GAAP financial measures. Please see a description of EBITDA and Credit Agreement EBITDA under the “Non-GAAP Financial Measures” section of this release for additional information. Under the Credit Agreement, management calculates Credit Agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter and in doing so may make further adjustments to prior quarters. Below are reconciliations of trailing twelve month net income to trailing twelve month EBITDA and Credit Agreement EBITDA for the periods presented (in thousands):

	Q2 2024	Q1 2024	Q4 2023
EBITDA and Credit Agreement EBITDA Reconciliations
Net income	$974,410	$1,016,130	$1,066,250
Interest expense on borrowings	227,201	207,702	186,804
Provision for income taxes	341,312	358,340	378,525
Depreciation and amortization	270,720	258,098	246,994
Amortization of other intangibles	116,537	112,671	107,211
EBITDA	$1,930,180	$1,952,941	$1,985,784
Credit Agreement Adjustments:
Acquisition costs and other(14)(36)	$224,687	$117,246	$110,170
Employee share-based compensation	73,884	70,693	66,024
M&A accretion(37)	28,843	17,024	30,268
Advisor share-based compensation	2,571	2,560	2,561
Credit Agreement EBITDA	$2,260,165	$2,160,464	$2,194,807
(28) Calculated based on the average advisor count from the current period and prior periods.
(29)    Calculated based on the end of period total advisory and brokerage assets divided by end of period advisor count.
(30) Represents amortization expense on forgivable loans for transition assistance to advisors and institutions.

(31) Refers to active subscriptions related to professional services offerings (CFO Solutions, Marketing Solutions, Admin Solutions, Advisor Institute, Bookkeeping, Partial Book Sales and CFO Essentials) and business optimizer offerings (M&A Solutions, Digital Office, Resilience Plans and Assurance Plans), as well as planning and advice services (Paraplanning, Tax Planning, and High Net Worth Services) for which subscriptions are the number of advisors using the service.
(32) Reflects retention of total advisory and brokerage assets, calculated by deducting quarterly annualized attrition from total advisory and brokerage assets, divided by the prior quarter total advisory and brokerage assets.
(33) Capital expenditures represent cash payments for property and equipment during the period.
(34) Acquisitions, net represent cash paid for acquisitions, net of cash acquired during the period.
(35) Represents a fair value adjustment to our contingent consideration liabilities that is reflected in other expense in the condensed consolidated statements of income.
(36) Acquisition costs and other primarily include acquisition costs, costs incurred related to the integration of the strategic relationship with Prudential, and a $40.0 million regulatory charge recognized during the three months ended September 30, 2023 to reflect the amount of a penalty proposed by the SEC as part of its civil investigation of the Company's compliance with records preservation requirements for business-related electronic communications stored on personal devices that have not been approved by the Company.
(37)    M&A accretion is an adjustment to reflect the annualized expected run rate EBITDA of an acquisition as permitted by the Credit Agreement for up to eight fiscal quarters following the close of the transaction.